Exhibit 10

CREDIT AGREEMENT
dated as of
May 6, 2016
between
BLUE CAPITAL REINSURANCE HOLDINGS LTD.
as the Company,
and
ENDURANCE INVESTMENTS HOLDINGS LTD.
as the Lender

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Page

ARTICLE I.
DEFINITIONS

Section 1.01	Defined Terms 1

Section 1.02	Terms Generally 11

Section 1.03	Changes in GAAP 12
ARTICLE II.
LOANS
12

Section 2.01	Loan Commitment 12

Section 2.02	Loans 12

Section 2.03	Loan Requests 12

Section 2.04	Interest Elections 13

Section 2.05	Prepayments 14

Section 2.06	Termination or Reduction of Commitment 14

Section 2.07	Repayment of Loans 14

Section 2.08	Interest 14

Section 2.09	Evidence of Debt; Maintenance of Records 15

Section 2.10	Commitment Fee 15

Section 2.11	Payments Generally 15

Section 2.12	Compensation for Losses 16

Section 2.13	Taxes 16

Section 2.14	Increased Costs 17

Section 2.15	Inability to Determine Rates 18

Section 2.16	Illegality 19

Section 2.17	Mitigation Obligations; Designation of a Different Lending Office 19
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
20

Section 3.01	Corporate Authority 20

Section 3.02	Governmental Approvals 20

Section 3.03	Financial Statements 20

Section 3.04	No Material Adverse Changes, etc 21

Section 3.05	Franchises, Patents, Copyrights, etc. 21

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(continued)
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Section 3.06	Litigation 21

Section 3.07	No Materially Adverse Contracts, etc. 21

Section 3.08	Compliance with Other Instruments, Laws, etc. 21

Section 3.09	Tax Status 21

Section 3.10	No Event of Default 22

Section 3.11	Investment Company Acts 22

Section 3.12	Use of Proceeds 22

Section 3.13	Subsidiaries, etc. 22

Section 3.14	Disclosure 22

Section 3.15	Foreign Assets Control Regulations, etc. 22

Section 3.16	Investment Guidelines 23

Section 3.17	Representations as to Foreign Jurisdiction Matters 23

Section 3.18	ERISA 24

Section 3.19	Anti-Money Laundering and Anti-Terrorism Finance Laws 24

Section 3.20	Anti-Corruption Laws 24
ARTICLE IV.
CONDITIONS
24

Section 4.01	Closing Date 24

Section 4.02	Conditions to All Loans 25
ARTICLE V.
AFFIRMATIVE COVENANTS
26

Section 5.01	Punctual Payment 26

Section 5.02	Maintenance of Office 26

Section 5.03	Records and Accounts 26

Section 5.04	Financial Statements, Certificates and Information 26

Section 5.05	Notices 27

Section 5.06	Legal Existence; Maintenance of Properties 28

Section 5.07	Taxes 28

Section 5.08	Inspection of Properties and Books, etc. 28

Section 5.09	Compliance with Laws, Contracts, Licenses, and Permits 29

Section 5.10	Use of Proceeds 29

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(continued)
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Section 5.11	Further Assurances 29
ARTICLE VI.
NEGATIVE COVENANTS
29

Section 6.01	Business Activities 29

Section 6.02	Fiscal Year 29

Section 6.03	Transactions with Affiliates 29

Section 6.04	Disposition of Assets 30

Section 6.05	Mergers, Consolidations and Sales 30

Section 6.06	Debt 30

Section 6.07	Liens 30

Section 6.08	Sanctions 30

Section 6.09	Restricted Payments 30

Section 6.10	Underwriting Guidelines 30

Section 6.11	Subsidiaries 31

Section 6.12	Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act 31
ARTICLE VII.
EVENTS OF DEFAULT; ACCELERATION
31

Section 7.01	Events of Default and Acceleration 31

Section 7.02	Application of Payments 33
ARTICLE IX.
MISCELLANEOUS
33

Section 8.01	Notices 33

Section 8.02	Waivers; Amendments 35

Section 8.03	Expenses; Indemnity; etc. 35

Section 8.04	Successors and Assigns 36

Section 8.05	Survival 37

Section 8.06	Counterparts; Integration; Effectiveness; Electronic Execution 37

Section 8.07	Severability 37

Section 8.08	Right of Setoff 38

Section 8.09	Governing Law; Jurisdiction; etc. 38

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Section 8.10	RESERVED 39

Section 8.11	Headings 39

Section 8.12	Confidentiality 39

Section 8.13	PATRIOT Act 39

Section 8.14	Interest Rate Limitation 40

Section 8.15	Payments Set Aside 40

Section 8.16	No Advisory or Fiduciary Responsibility 40

Section 8.17	Judgment Currency 41
SCHEDULES
SCHEDULE 3.06    -    Litigation
SCHEDULE 8.01    ‑     Information for Notices
EXHIBITS
EXHIBIT A    -    Loan Request
EXHIBIT B    -    Interest Election Request
EXHIBIT C    -    Prepayment Notice
EXHIBIT D    ‑     Compliance Certificate

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CREDIT AGREEMENT dated as of May 6, 2016, among BLUE CAPITAL REINSURANCE HOLDINGS LTD. (the “Company”), and Endurance Investments Holdings Ltd. (the “Lender”).
The Company has requested that the Lender provide a revolving credit facility and the Lender is willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Affiliate” means, as to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning assigned to such term in Section 8.17.
“Anti-Corruption Laws” is defined in Section 3.20.
“Anti-Terrorism Laws” is defined in Section 3.19.
“Authority” means any of the United Nations, the European Union, Her Majesty’s Treasury, any European Union member state, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other United States government entity, the State Secretariat for Economic Affairs (“SECO”) of Switzerland, the Hong Kong Monetary Authority (“HKMA”), the Monetary Authority of Singapore (“MAS”) and/or any other body notified in writing by the Lender to the Company from time to time.
“Availability Period” means the period from and including the Closing Date to the Commitment Termination Date.
“Balance Sheet Date” means December 31, 2015.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.
“Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.

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Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Bermuda, New York City, or London, England.
“Capital Lease Obligation” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease which is required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Change of Control” means (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (b) the Manager ceases to manage the investments of the Company or (c) the Manager ceases to manage the operational and underwriting activities of the Reinsurer.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 8.02.

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“Commitment” means the Lender’s obligation to make Loans, in an aggregate stated amount at any one time outstanding not to exceed the Commitment Amount.
“Commitment Amount” means $20,000,000.
“Commitment Fee” has the meaning assigned to such term in Section 2.10.
“Commitment Termination Date” means the earlier of (a) September 30, 2018 and (b) the date of termination of all of the Commitment Amount pursuant to Section 2.08 or Section 7.01.
“Company” is defined in the Preamble.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distribution upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of the Insurance Subsidiaries under Primary Policies or Reinsurance Agreements which are entered into in the ordinary course of business (including security posted by each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Insurance Subsidiary for the purposes of this Agreement. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby and (ii) the maximum stated amount so guaranteed or supported.
“Debt” means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of (i) letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued within the later of (x) three (3) Business Days and (y) the applicable cure period and (ii) bankers’ acceptances issued for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all Hedging Obligations of such Person; (f) to the extent required to be included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a

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Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse; (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (i) any Debt of a partnership or in which such Person is a general partner unless such debt is nonrecourse to such Person; and (j) all Contingent Liabilities of such Person in connection with the foregoing; provided that, notwithstanding anything to contrary contained herein, Debt shall not include (x) unsecured current liabilities incurred in the ordinary course of business and paid within ninety (90) days after the due date (unless contested diligently in good faith by appropriate proceedings and reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments or (y) any obligations of such Person under any Reinsurance Agreement or any Primary Policy.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Bermuda or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the applicable interest rate plus (b) 2% per annum, to the fullest extent permitted by applicable Laws.
“Dollar” and “$” mean lawful money of the United States.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of the Company under any Loan Document, any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) income or franchise Taxes imposed on (or measured by) net income by the jurisdiction under the Laws of which the Lender is organized or in which its principal office is located or in which its applicable lending office is located, (b) any branch profits Taxes or any similar Taxes imposed by a jurisdiction described in clause (a) of this definition, (c) Taxes attributable to the Lender’s failure to deliver to the Company such properly completed and executed documentation as will permit payments under any Loan Document to be made without withholding or at a reduced rate of withholding, or (d) any withholding Taxes imposed pursuant to a law in effect on the date on which (i) such Lender (other than the Lender on the Closing Date) becomes a party hereto (other than

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pursuant to an assignment request by the Company under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that (x), pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office or (y) any such taxes arise in connection with or as a result of a change in jurisdiction of organization of the Company.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Foreign Benefit Plan” means any employee benefit plan, pension plan or welfare plan not subject to ERISA which is maintained or contributed to for the benefit of the employees of Company or any of its Subsidiaries which, under applicable Law, (a) is required to be funded through a trust or similar funding vehicle or (b) creates or could result in a Lien on any property of the Company or any of its Subsidiaries.
“Freely Transferable” means securities which are freely transferable and traded in established and recognized markets and as to which there are readily available price quotations.
“GAAP” means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.
“Governmental Authority” means any nation or government, or any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hedging Obligations” means, with respect to any Person, the liability of such Person under any futures contract or options contract, interest rate swap agreements or interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements) designed to protect such Person against fluctuations in interest rates or currency exchange rates. Debt under a Hedging Obligation shall be the amount of such Person’s net obligation, if any, under

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each hedging agreement (determined on the mark-to-market value for such agreement based upon a readily available quotation provided by a recognized dealer in such type of hedging agreement).
“Indemnified Liabilities” has the meaning assigned to such term in Section 8.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 8.03(b).
“Information” has the meaning assigned to such term in Section 8.12.
“Insurance Subsidiary” means each Subsidiary of the Company which is licensed by any Governmental Authority to engage in the insurance business as a risk bearing entity.
“Interest Election Request” means a request by the Company to convert or continue a Loan in accordance with Section 2.04, which, when in writing, shall be substantially in the form of Exhibit B (or such other form as the Lender may approve).
“Interest Payment Date” means the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three‑month intervals after the first day of such Interest Period, and the Commitment Termination Date.
“Interest Period” means, as to any Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Loan Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Commitment Termination Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.
“Interpolated Screen Rate” means the rate (rounded upwards to four decimal places) which results from interpolating on a linear basis between:
(a)    the Screen Rate for the longest period (for which that Screen Rate is available) which is less than the relevant Interest Period for such Loan; and
(b)    the Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant Interest Period for such Loan,

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each as of the Specified Time on the Quotation Day.
“Judgment Currency” has the meaning assigned to such term in Section 8.17.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lender” is defined in the Preamble.
“Lender’s Office” means, with respect to any currency, the Lender’s address and, as appropriate, account as set forth on Schedule 8.01 with respect to such currency, or such other address or account with respect to such currency as the Lender may from time to time notify to the Company.
“LIBOR Rate” means, in relation to any Loan:
(a)    the Screen Rate; or
(b)    (if no Screen Rate is available for the Interest Period) the applicable Interpolated Screen Rate for such Loan, as of, in the case of clauses (a) and (b) above, the Specified Time on the Quotation Day for a period comparable to the relevant Interest Period for such Loan; provided that if any such rate determined pursuant to clauses (a) and (b) is below zero, the LIBOR Rate shall be deemed to be zero. Each calculation by the Lender of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.
“Loans” means the loans made by the Lender to the Company pursuant to this Agreement.
“Loan Documents” means this Agreement and any other agreement or document delivered in connection herewith.

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“Loan Request” means a request for a Loan, which, when in writing, shall be substantially in the form of Exhibit A (or, in the case of any such request, in such other form as the Lender may approve).
“Manager” means Blue Capital Management Ltd., licensed in Bermuda to carry on investment business under the Investment Business Act 2003, as amended and as an agent and manager under the Insurance Act 1987, as amended and its related regulations.
“Management Agreements” means collectively, the Investment Management Agreement, the Underwriting and Insurance Management Agreement and the Administrative Services Agreement, each by and between the Company and the Manager, as may be amended from time to time.
“Material Adverse Effect” means, with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which results in:
(a)    a material adverse effect on the business, properties, condition (financial or otherwise), assets, operations or income of (i) the Company, (ii) the Reinsurer or (iii) the Company and its Subsidiaries, taken as a whole;
(b)    a material adverse effect on the ability of the Company to perform any of its payment Obligations under any of the Loan Documents to which it is a party; or
(c)    any impairment of the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or any impairment of the rights, remedies or benefits available to the Lender under any Loan Document.
In determining whether any individual event has a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events results in a Material Adverse Effect. For the avoidance of doubt, a default under Section 6.05 and subsequent cure thereof will not be a Material Adverse Effect.
“Material Party” means each of (a) the Company, (b) any Insurance Subsidiary, (c) the Reinsurer and (d) any Subsidiary of the Company which is not an Insurance Subsidiary whose (i) total assets are 15% or more of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year end balance sheet of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP, and (ii) total revenues are 15% or more of the total revenues of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end income statements of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP.
“Maximum Rate” has the meaning assigned to such term in Section 8.14.

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“Obligations” means all indebtedness, obligations and liabilities of the Company to the Lender existing on the date of this Agreement or arising thereafter (including interest and fees that accrue after the commencement by or against the Company of any proceeding under Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents.
“Organizational Documents” means (a) as to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstandings” means, as of any date, the aggregate outstanding principal amount of the Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Prepayment Notice” means a notice by the Company to prepay Loans, which, when in writing, shall be substantially in the form of Exhibit C (or such other form as the Lender may approve).

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“Primary Policies” means any insurance or reinsurance policies issued by any Insurance Subsidiary.
“Prime Rate” means the United States Prime Lending Rate as published in the New York edition of the Wall Street Journal from time to time.  The Lender shall not be required to notify the Company of any changes to the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Prospectus” means the Company’s most recently filed annual report on Form 10-K as filed with the SEC together with any quarterly or current reports filed with the SEC prior to the Closing Date.
“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Reinsurance Agreement” means any arrangement whereby any Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy.
“Reinsurer” means Blue Capital Re Ltd., an exempted Bermuda reinsurance company.
“Related Parties” means, as to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees, custodians, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Responsible Officer” means (a) the president, chief executive officer, chief financial officer, chief operating officer, treasurer, controller, secretary, assistant secretary or any vice-president of the Company, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.01, any vice president, secretary or assistant secretary of the Company and (c) solely for purposes of requests for Loans, interest elections, prepayment notices and notices for Commitment terminations or reductions given pursuant to Article II, any other officer or employee of the Company so designated from time to time by one of the foregoing officers in a notice to the Lender (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Lender).

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“Retrocession Agreements” means any agreement, treaty, certificate or other arrangement whereby any Insurance Subsidiary cedes to another insurer all or part of such Insurance Subsidiary’s liability under a policy or policies of insurance insured or reinsured by such Insurance Subsidiary.
“SDN List” means the Specially Designated Nationals List maintained by the Office of Foreign Assets Control of the US Department of the Treasury or any similar list maintained by any Authority.
“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page LIBOR01 or LIBOR02 of the Reuters Screen (or any replacement Reuters page which displays that rate), provided, if such page or service ceases to be available, the Lender shall specify another page or service displaying the relevant rate.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Shareholders’ Equity” means, as of the end of any fiscal quarter, the Company’s shareholders’ equity, on a consolidated basis, as reported in the Company’s financial statements prepared in accordance with GAAP.
“Specified Time” means 11:00 am (London time).
“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the of shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly, through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“United States” and “U.S.” mean the United States of America.
“Voting Stock” means, with respect to any Person, such Person’s Capital Stock having the right to vote for the election of directors of such Person under ordinary circumstances.
Section 1.02    Terms Generally. (1) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without

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limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Documents) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any Law herein shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(a)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
Section 1.03    Changes in GAAP. If the Company notifies the Lender that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II.
LOANS.
Section 2.01    Loan Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Loans to the Company from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time the Commitment Amount; provided that, after giving effect to any Loan, the Outstandings shall not exceed the Commitment Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Loans.
Section 2.02    Loans.
(a)    Lending Office. The Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

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(b)    Minimum Amounts. Each Loan shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000.
Section 2.03    Loan Requests.
(a)    Notice by Company. Each Loan shall be made upon the Company’s irrevocable notice to the Lender. Each such notice shall be in the form of a written Loan Request, appropriately completed and signed by a Responsible Officer of the Company, or may be given by telephone to the Lender (if immediately confirmed by such a written Loan Request consistent with such telephonic notice) and must be received by the Lender not later than 10:00 a.m. (Bermuda time), three Business Days prior to the date of the requested Loan.
(b)    Content of Loan Requests. Each Loan Request pursuant to this Section shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Loan; (ii) the date of such Loan (which shall be a Business Day); (iii) the Interest Period therefor; and (iv) the location and number of the Company’s account to which funds are to be disbursed.
(c)    Failure to Elect. If no Interest Period is specified with respect to any requested Loan, the Company shall be deemed to have selected an Interest Period of one month’s duration.
Section 2.04    Interest Elections.
(a)    Elections by Company for Loans. Each Loan initially shall have the Interest Period specified in such Loan Request. Thereafter, the Company may continue such Loan as Loan with the same or a different Interest Period therefor, all as provided in this Section. The Company may elect different Interest Period with respect to different portions of the affected Loan, in which case the Loans comprising each such portion shall be considered a separate Loan; provided that there shall not be more than five Interest Periods with respect to the Loans in effect at any time.
(b)    Notice of Elections. Each such election pursuant to this Section shall be made upon the Company’s irrevocable notice to the Lender. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of the Company, or may be given by telephone to the Lender (if immediately confirmed in writing by delivery of such a written Interest Election Request consistent with such telephonic notice) and must be received by the Lender not later than the time that a Loan Request would be required under Section 2.03 if the Company were requesting a Loan.
(c)    Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.02:
(i)    the Loan to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Loan (in which case the information to be specified pursuant to clauses (ii) and (iii) below shall be specified for each resulting Loan);

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(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)    the Interest Period therefor after giving effect to such election.
(d)    Failure to Elect. If the Company fails to deliver a timely and complete Interest Election Request with respect to a Loan prior to the end of the Interest Period therefor, then, unless such Loan is repaid as provided herein, the Company shall be deemed to have selected that such Loan shall automatically be continued at the end of such Interest Period as a Loan with an Interest Period of one month.
Section 2.05    Prepayments.
(a)    Optional Prepayments. The Company may, upon notice to the Lender, at any time and from time to time prepay any Loan in whole or in part without premium or penalty, subject to the requirements of this Section.
(b)    Notices. Each such notice pursuant to this Section shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Company, or may be given by telephone to the Lender and must be received by the Lender not later than 10:00 a.m. (Bermuda time) three Business Days before the date of prepayment. Each Prepayment Notice shall specify (i) the prepayment date and (ii) the principal amount of each Loan or portion thereof to be prepaid. Each Prepayment Notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitment as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06.
(c)    Amounts. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of a Loan as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08.
Section 2.06    Termination or Reduction of Commitment. The Company may, upon notice to the Lender, terminate the unused portion of the Commitment, or from time to time reduce the unused Commitment; provided that (a) each such notice shall be in writing and must be received by the Lender at least three Business Days prior to the effective date of such termination or reduction, and shall be irrevocable (provided that a notice of termination of the Commitment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied), (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000 and (c) the Company shall not terminate or reduce the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstandings would exceed the Commitment Amount. Unless previously terminated, the Commitment shall automatically terminate on the date specified in clause (a)(i) of the definition of “Commitment Termination Date.”

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Section 2.07    Repayment of Loans. The Company shall repay to the Lender on the Commitment Termination Date the aggregate principal amount of all Loans outstanding on such date.
Section 2.08    Interest.
(a)    Interest Rates. Subject to clause (b) of this Section and Sections 2.15 and 2.16, each Loan shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period therefor plus 1.5%.
(b)    Default Interest. If any amount payable by the Company under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the Default Rate. Upon the request of the Lender, while any Event of Default exists, the Company shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the Default Rate.
(c)    Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to clause (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(d)    Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The LIBOR Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.
Section 2.09    Evidence of Debt; Maintenance of Records. The Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Company to the Lender resulting from each Loan. The entries made in the records maintained pursuant to this Section 2.09 shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Company under this Agreement and the other Loan Documents.
Section 2.10    Commitment Fee. The Company agrees to pay to the Lender a one time commitment fee (the “Commitment Fee”) of $20,000. The Commitment Fee shall be payable on or before the Closing Date.
Section 2.11    Payments Generally.
(a)    Payments by the Company. All payments to be made by the Company under any Loan Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Lender, at the Lender’s Office in immediately available funds not later than

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11:00 a.m. (Bermuda time) on the date specified herein. Without limiting the generality of the foregoing, the Lender may require that any payments due under this Agreement be made in the United States. All amounts received by the Lender after 11:00 a.m. (Bermuda time) shall in each case be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. If any payment to be made by the Company shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Commitment Termination Date, payment shall be made on the immediately preceding Business Day.
(b)    Application of Insufficient Payments. Subject to Section 7.02, if at any time insufficient funds are received by and available to the Lender to pay fully all amounts of any applicable principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder and (ii) second, to pay principal amounts outstanding on the Loans that are then due hereunder.
Section 2.12    Compensation for Losses. Upon written demand of the Lender from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Company shall promptly (but in any event within ten days) after such demand compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of (a) any payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b) any failure by the Company (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow or continue any Loan on the date or in the amount notified by the Company, including, in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that, for the avoidance of doubt, the Company shall not be obligated to compensate the Lender under this Section for any loss of anticipated profits in respect of any of the foregoing. For purposes of calculating amounts payable by the Company to the Lender under this Section, the Lender shall be deemed to have funded each Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.
Section 2.13    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable Law (as determined in the good faith discretion of the Lender) requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after making such deductions (including such deductions applicable to additional

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sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made.
(b)    Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Lender timely reimburse the Lender for the payment of, any Other Taxes.
(c)    Indemnification by the Company. The Company shall indemnify the Lender within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Lender shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section, the Company shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(e)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything in this clause (e) to the contrary, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    Indemnification by the Lender. The Lender shall indemnify the Company within 10 days after demand therefor, for any Excluded Taxes attributable to the Lender and that are payable or paid by the Company in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount

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of such payment or liability delivered to the Lender by the Company shall be conclusive absent manifest error.
Section 2.14    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;
(ii)    subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (a) through (d) of the definition of “Excluded Taxes” and (C) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by the Lender;
and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Company will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender, any of its applicable lending offices or its holding company, as the case may be, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on capital for the Lender or its holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loans made by the Lender, could have achieved but for such Change in Law (taking into consideration the Lender’s or its holding company’s policies, as applicable, with respect to capital adequacy and liquidity), then from time to time the Company will pay to the Lender such additional amount or amounts as will compensate the Lender or its holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of the Lender setting forth in reasonable detail the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Company, shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any such certificate promptly (but in any event within ten days) after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Company shall not be required to compensate the Lender

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pursuant to this Section for any increased costs incurred or reductions suffered more than three months prior to the date that the Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.15    Inability to Determine Rates. If prior to the commencement of the Interest Period for any Loan:
(a)    the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or
(b)    the Lender determines (which determination shall be conclusive absent manifest error) that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loan for such Interest Period;
then the Lender shall give notice thereof to the Company as promptly as practicable thereafter and, until the Lender notifies the Company that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the continuation of any Loan as, a LIBOR Loan shall be ineffective and such Loan (unless prepaid) shall be converted to, a Loan bearing interest at a rate per annum equal to the Base Rate and (ii) if any Loan Request requests a LIBOR Loan, such Loan shall be made as a Loan bearing interest at a rate per annum equal to the Base Rate.
Section 2.16    Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by the Lender to the Company, any obligation of the Lender to make or continue Loans based on the LIBOR Rate shall be suspended until the Lender notifies the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from the Lender, prepay or, if applicable, convert all Loans of the Lender to Loans bearing interest at a rate per annum equal to the Base Rate (“Base Rate Loans”), either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted. Unless such notification shall be subsequently withdrawn, any request for a Loan (or to continue a Loan for an additional Interest Period) shall be deemed a request for a Base Rate Loan.
Section 2.17    Mitigation Obligations; Designation of a Different Lending Office. If at any time (i) the Lender requires the Company to pay additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.13, (ii) the Lender

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requests compensation under Section 2.14 or (iii) the Lender gives a notice pursuant to Section 2.16, then the Lender shall, as applicable, at the request of the Company, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.14, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.16, and (B) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Lender that:
Section 3.01    Corporate Authority.
(c)    Incorporation; Good Standing. The Company (a) is a company duly organized, validly existing and in good standing under the laws of Bermuda, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.
(d)    Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of the Company, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company and (d) do not conflict with any provision of the Organizational Documents of, or any agreement or other instrument binding upon, the Company.
(e)    Enforceability. The execution and delivery of this Agreement and the other Loan Documents will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or by the application of equitable principles relating to enforceability (regardless of whether considered in a proceeding in equity or at law) including, (i) the possible unavailability of specific performance injunctive relief or any equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealings; provided that the Company assumes for the purposes of this Section 3.01(c) that this Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than the Company.

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Section 3.02    Governmental Approvals. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
Section 3.03    Financial Statements.
(e)    Fiscal Year. The Company has a fiscal (or financial) year which is the twelve months ending on December 31 of each calendar year.
(f)    Financial Statements. There has been furnished to the Lender a statement of assets and liabilities of the Company as at the Balance Sheet Date and a statement of operations of the Company for the fiscal year ended December 31, 2015. There are no Contingent Liabilities of the Company as of such date involving material amounts, known to the officers of the Company, which were not disclosed in such balance sheet or the notes related thereto.
Section 3.04    No Material Adverse Changes, etc. Since the Balance Sheet Date there has been no event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect.
Section 3.05    Franchises, Patents, Copyrights, etc. The Company possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.
Section 3.06    Litigation. Except as set forth in Schedule 3.06 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company or any of its Subsidiaries before any Governmental Authority, (a) that, if adversely determined, would be expected to, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii)(A) materially impair the right of the Company or any of its Subsidiaries to carry on business substantially as now conducted by them, or (B) except for any such actions, suits or proceedings related to claims under Primary Policies or Reinsurance Agreements arising in the ordinary course of business, result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Company or any of its Subsidiaries, as the case may be, or (b) which question the validity of this Agreement.
Section 3.07    No Materially Adverse Contracts, etc. Neither the Company nor any of its Subsidiaries is subject to any Organizational Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or, to the knowledge of the Responsible Officers of the Company, is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Responsible Officers of the Company, to have any Material Adverse Effect.
Section 3.08    Compliance with Other Instruments, Laws, etc. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Organizational Documents, or any

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agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.
Section 3.09    Tax Status. The Company and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, except those which the failure to file would not have a Material Adverse Effect, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or those which the failure to pay would not have a Material Adverse Effect and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the Responsible Officers of the Company know of any basis for any such claim.
Section 3.10    No Event of Default. No Default has occurred and is continuing.
Section 3.11    Investment Company Acts.
(a)    Neither the Company nor any of its Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
(b)    The Company is not engaged in the “investment business” as defined in The Investment Business Act 2003 of Bermuda or the Investment Advisors Act of 1940. The Company is not subject to the Investment Funds Act 2006 of Bermuda.
(c)    The Company does not maintain a place of business (for purposes of section 4(6) of the Investment Business Act 2003) in Bermuda.
Section 3.12    Use of Proceeds.
(g)    General. The proceeds of the Loans shall be used only for working capital requirements of the Company.
(h)    Regulations U and X. No portion of any Loan to be obtained shall be used, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X.
Section 3.13    Subsidiaries, etc. As of the Closing Date, the Company has two Subsidiaries: (i) Blue Capital Re Ltd. and (ii) Blue Capital Re ILS Ltd.
Section 3.14    Disclosure. No report, financial statement or other written information furnished by or on behalf of the Company to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or

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under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  There is no fact known to the Company or any of its Subsidiaries as of the date hereof which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.
Section 3.15    Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of any Loan or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq.) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of any Authority, including, the United States Treasury Department (31 CFR, Subtitle B, Chapter V) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001) (the “Executive Order”) and (b) the PATRIOT Act).  The Company and each of its Subsidiaries is in compliance in all material respects with the Trading With the Enemy Act, the Foreign Assets Control Regulations, the Executive Order and the PATRIOT Act.  Furthermore, neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer of the Company or any of its Subsidiaries (in the case of any such director or officer, acting in their capacity as such) is a Person that (A) is subject to any U.S. sanctions administered by OFAC, (B) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act,  the Foreign Assets Control Regulations or any SDN List or (C) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”, (D) is or is owned or controlled by Persons that are the target of any sanctions administered or enforced by any Authority, (E) is or is owned or controlled by Persons that are located, organized or resident in a country which is the subject of sanctions by any Authority or (F) is a governmental agency, authority or body or state-owned enterprise of any country which is the subject of sanctions by any Authority.
Section 3.16    Underwriting Guidelines. The Company is in compliance with its Underwriting Guidelines as set forth in the Prospectus, as supplemented from time to time (including any investment requirements, investment restrictions, asset coverage requirements and concentrations limits).
Section 3.17    Representations as to Foreign Jurisdiction Matters.
(a)    The Company is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by the Company of the Loan Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Company nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution,

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execution or otherwise) under the laws of Bermuda in respect of its obligations under the Loan Documents.
(b)    The Loan Documents are in proper legal form under the Laws of Bermuda for the enforcement thereof against the Company under the Laws of Bermuda, and to ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Loan Documents that the Loan Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Company is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Loan Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization that has been made and is in full force and effect, or is not required to be made until the Loan Documents are sought to be enforced and (ii) any charge or tax that has been timely paid by or on behalf of the Company.
(c)    As of the Closing Date, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of Bermuda either (i) on or by virtue of the execution or delivery of the Loan Documents or (ii) on any payment to be made by the Company pursuant to the Loan Documents.
(d)    The execution, delivery and performance by the Company of the Loan Documents are, under applicable foreign exchange control regulations of Bermuda, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
Section 3.18    ERISA. Neither the Company nor any of its Subsidiaries is subject to ERISA or maintains any Foreign Benefit Plan.
Section 3.19    Anti-Money Laundering and Anti-Terrorism Finance Laws. The Company is in compliance, in all material respects, with all applicable anti-money laundering laws and anti-terrorism finance laws including the Bank Secrecy Act and the PATRIOT Act (the “Anti-Terrorism Laws”).
Section 3.20    Anti-Corruption Laws. No part of the proceeds of the Loans shall be used, directly or indirectly: (a) to offer or give anything of value to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in his official capacity, (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (iii) securing any improper advantage or (iv) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; (b) to cause the Lender to violate the U.S. Foreign Corrupt Practices Act of 1977 or the UK Bribery

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Act 2010; or (c) to cause the Lender to violate any other anti-corruption law applicable to the Lender (all laws referred to in clauses (b) and (c) being “Anti-Corruption Laws”).
ARTICLE IV.
CONDITIONS
Section 4.01    Closing Date. The obligation of the Lender to make Loans hereunder is subject to the satisfaction (or waiver in accordance with Section 8.02) of the following conditions:
(i)    Executed Counterparts of this Agreement. The Lender shall have executed this Agreement and received a counterpart of this Agreement signed by the Company (or written evidence satisfactory to the Lender of a signed signature page to this Agreement that the Company has signed a counterpart of this Agreement).
(ii)    Certificates. The Lender shall have received such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents;
(iii)    Corporate Documents. The Lender shall have received such other documents and certificates (including Organizational Documents and good standing certificates) as the Lender may reasonably request relating to the organization, existence and good standing of the Company and any other legal matters relating to the Company, the Loan Documents or the transactions contemplated thereby.
(iv)    Fees and Expenses. The Company shall have paid all fees, costs and expenses agreed to be paid by it to the Lender in connection herewith to the extent due.
(v)    KYC Information. The Company shall have provided to the Lender the documentation and other information requested by the Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.
(vi)    Officer’s Certificate. The Lender shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Company, confirming satisfaction of the conditions set forth in this Section and compliance with the conditions set forth in clauses (ii) and (iii) of the first sentence of Section 4.02.
The Lender shall notify the Company of the Closing Date, and such notice shall be conclusive and binding.
Section 4.02    Conditions to All Loans. The obligation of the Lender to make any Loan is additionally subject to the satisfaction of the following conditions:
(i)    the Lender shall have received a Borrowing Request in accordance with the requirements hereof;

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(ii)    the representations and warranties of the Company set forth in this Agreement and in any other Loan Document to which the Company is a party shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Loan (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);
(iii)    no Default shall have occurred and be continuing or would result from such Loan or from the application of proceeds thereof;
(iv)    following such issuance, the Outstandings shall not exceed the Commitment Amount; and
(v)    following such issuance, the Outstandings shall not exceed 20% of the Company’s Shareholders’ Equity.
Each request for a Loan by the Company hereunder and each Loan shall be deemed to constitute a representation and warranty by the Company on and as of the date of the applicable Loan as to the matters specified in clauses (ii) and (iii) above in this Section.
ARTICLE V.
AFFIRMATIVE COVENANTS
Until the Commitment has expired or been terminated and all Obligations have been paid in full, the Company covenants and agrees with the Lender that:
Section 5.01    Punctual Payment. The Company will duly and punctually pay or cause to be paid principal, interest, Fees and all other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.
Section 5.02    Maintenance of Office. The Company will maintain its principal office at Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM 08 or at such other place as the Company shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Company in respect of the Loan Documents may be given or made.
Section 5.03    Records and Accounts. The Company will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) engage independent certified public accountants reasonably satisfactory to the Lender as the independent certified public accountants of the Company and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of any such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Company and its Subsidiaries

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and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Lender.
Section 5.04    Financial Statements, Certificates and Information. The Company will deliver to the Lender:
(a)    not later than one hundred and twenty (120) days after the end of each fiscal year of the Company, the statement of assets and liabilities of the Company as at the end of such year, and the related statement of operations for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification;
(b)    not later than sixty (60) days after the end of each quarterly fiscal period of the Company, copies of the unaudited statement of assets and liabilities of the Company as at the end of such quarterly fiscal period and the related statement of operations for such quarterly fiscal period, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company on the date thereof (subject to year-end adjustments);
(c)    Within thirty (30) days of receipt of any audit committee report prepared by the Company’s accountants, if there are any reportable events resulting in any discussion in the sections of such report entitled “Errors or Irregularities”, “Illegal Acts” or “Misstatements Due to Fraud”, the Company will provide copies of such sections to the Lender;
(d)    simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate;
(e)    five days after the date filed with the relevant Governmental Authority for each of its fiscal years, but in any event within 125 days after the end of each fiscal year of any Insurance Subsidiary, a copy of the annual financial statements required to be filed with the Minister of Finance of Bermuda or such other appropriate Governmental Authority of the jurisdiction of domicile of any Insurance Subsidiary;
(f)    contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the New York Stock Exchange or sent to the stockholders of the Company; and
(g)    from time to time such other financial data and information as the Lender may reasonably request.
Documents required to be delivered pursuant to Section 5.04(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the New York Stock Exchange) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Securities and Exchange Commission’s website; or (ii) on which such documents are posted on the Company’s

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behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial or third-party website); provided that: (A) upon written request by the Lender, the Company shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (B) the Company shall notify the Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Lender by electronic mail electronic versions (i.e., soft copies) of such documents.
Section 5.05    Notices.
(e)    Defaults. As soon as practicable after a Responsible Officer of the Company knows of the existence of any Default, the Company will notify the Lender, in writing, of the occurrence of such Default, together with a reasonably detailed description thereof, and the actions the Company proposes to take with respect thereto.
(f)    Notice of Litigation and Judgments. The Company will, and will cause each of its Subsidiaries to, give notice to the Lender in writing within thirty (30) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Company will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any final judgment not covered by insurance, against the Company or any of its Subsidiaries in an amount in excess of $25,000,000.
Section 5.06    Legal Existence; Maintenance of Properties. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 5.06 shall prevent the Company from discontinuing the operation of any Subsidiary or the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Company, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.
Section 5.07    Taxes. The Company will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real estate, sales and activities, or any part thereof, or upon the income or profits therefrom, other than where failure to pay such taxes would not result in a Material Adverse Effect; provided, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested

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in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.
Section 5.08    Inspection of Properties and Books, etc. The Company will permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company at the Lender’s expense; provided, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours upon reasonable advance notice.
Section 5.09    Compliance with Laws, Contracts, Licenses, and Permits. The Company will, and will cause each of its Subsidiaries to, comply with (a) the applicable Laws wherever its business is conducted, including all environmental Laws, except where failure to do so would not have a Material Adverse Effect, (b) the provisions of its Organizational Documents, (c) all agreements and instruments by which it or any of its properties may be bound, except where failure to do so would not have a Material Adverse Effect, and (d) all applicable decrees, orders, and judgments, except where failure to do so would not have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any competent government shall become necessary or required in order that the Company fulfill any of its obligations hereunder or any of the other Loan Documents to which the Company is a party, the Company will immediately take or cause to be taken all reasonable steps within the power of the Company to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.
Section 5.10    Use of Proceeds. The Company will obtain Loans solely for the purposes set forth in Section 3.12(a).
Section 5.11    Further Assurances. The Company will, and will cause each of its Subsidiaries to, cooperate with the Lender and execute such further instruments and documents, furnish such other information and existing documents (financial or otherwise) and take all such further action as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
ARTICLE VI.
NEGATIVE COVENANTS
Until the Commitment has expired or been terminated, all Obligations have been paid in full, the Company covenants and agrees with the Lender that:
Section 6.01    Business Activities. The Company will not engage directly or indirectly (whether through Subsidiaries or otherwise), as its primary business, in any type of business other than the type of activities set forth in its Prospectus. The Company will not engage

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directly or indirectly (whether through Subsidiaries or otherwise), as its primary business, in any type of business other than the insurance and reinsurance and related businesses.
Section 6.02    Fiscal Year. The Company will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal or financial year from that set forth in Section 3.03(a).
Section 6.03    Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business, provided that transactions between the Company and the Manager and/or the Manager’s Affiliates and Blue Capital Re Ltd. as set forth in the Prospectus shall be excluded from the restrictions set forth in this Section 6.03.
Section 6.04    Disposition of Assets. The Company will not sell, transfer, convey or lease all or substantially all of its assets or sell or assign with or without recourse any receivables, other than any sale, transfer, conveyance or lease in the ordinary course of business.
Section 6.05    Mergers, Consolidations and Sales. The Company will not, and will not permit any of its Subsidiaries that is a Material Party to, merge or consolidate except that, provided in each case no Default has occurred and is continuing or would result therefrom, the Company and any wholly-owned Subsidiary of the Company may merge with the Company or any wholly-owned Subsidiary of the Company, as applicable.
Section 6.06    Debt. The Company will not create, assume, incur, guarantee or otherwise permit any Debt (other than the Debt under the Loan Documents) without the prior written consent of the Lender.
Section 6.07    Liens. The Company will not, and will not permit any of its wholly-owned Subsidiaries to, create, assume, incur, guarantee or otherwise permit any Debt secured by any Lien upon any shares of Capital Stock of any of its wholly-owned Subsidiaries (whether such shares of Capital Stock are now owned or hereafter acquired).
Section 6.08    Sanctions.
(d)    No portion of any Loan will be used, directly or indirectly, for the purposes of: (i) any transaction by or for the benefit of any Person which is listed on an SDN List, or is owned or controlled, directly or indirectly, by any person listed on an SDN List; (ii) any country which is the subject of sanctions by any Authority; (iii) funding any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is,

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the subject of sanctions by any Authority; or (iv) engaging in any transaction or any other manner that would result in a violation by any Person of sanctions by any Authority.
(e)    Neither the Company, nor any of its Subsidiaries, will engage in any conduct which might reasonably be expected to cause it to become a subject of sanctions by any Authority.
Section 6.09    Restricted Payments. If a Default or Event of Default exists, the Company will not (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or equity securities on account of any of its Capital Stock or (b) purchase, redeem or otherwise acquire for value any of its Capital Stock or any warrants, rights or options to acquire with respect thereto, whether now or hereafter outstanding.
Section 6.10    Underwriting Guidelines. The Company will at all times comply with the underwriting guidelines set forth in the Prospectus. The Company will not consent to any change in the underwriting guidelines as set forth in the Prospectus as of the Closing Date without prior written consent from the Lender.
Section 6.11    Subsidiaries. The Company will not form or maintain any new Subsidiary or enter into any partnership, joint venture or similar arrangement.
Section 6.12    Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act. The Company shall not, and shall not permit any Subsidiary to, (a) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Anti-Terrorism Law or Anti-Corruption Law, (b) cause or permit any of the funds that are used to repay the Obligations to be derived from any unlawful activity with the result that the Lender or the Company would be in violation of any applicable Law or (c) use any part of the proceeds of the Loans, directly or indirectly, for any conduct that would cause the representations and warranties in Sections 3.19 and 3.20 to be untrue as if made on the date any such conduct occurs.
ARTICLE VII.
EVENTS OF DEFAULT; ACCELERATION
Section 7.01    Events of Default and Acceleration. The occurrence and continuance of any of the following shall constitute an event of default (each an “Event of Default”):
(a)    the Company shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

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(c)    any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company herein, in any Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;
(d)    default in the performance of any of the agreements or covenants of the Company set forth in Section 5.05, the first sentence and clause (iii) of the second sentence of 5.06, 5.10, 6.01, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.12 after the date upon which any applicable grace or cure periods that are expressly herein provided shall have elapsed;
(e)    default in the performance of any of the agreements or covenants of the Company under this Agreement or any other Loan Document (other than those specified in Section 7.01(a), (b), (c) or (d) above) and continuance of such default for a period of 30 days after the date upon which (x) any Responsible Officer of the Company had actual knowledge of such default or (y) any applicable grace or cure periods that are expressly herein provided shall have elapsed;
(f)    a Material Party shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;
(g)    a Material Party admits in writing that it is generally unable to pay debts as they mature or become due;
(h)    a Material Party makes a general assignment for the benefit of creditors;
(i)    the commencement of a proceeding by or against a Material Party under any Debtor Relief Law seeking to adjudicate a Material Party as bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of a Material Party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official for a Material Party, any substantial part of a Material Party’s property, with or without consent of such Material Party, for any purpose whatsoever and, in the case of any such proceeding instituted against a Material Party (but not instituted by it), either such proceeding shall remain unstayed and undismissed for a period of sixty (60) days; or any of the following actions sought in such proceeding shall occur: the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, a Material Party, or for any substantial part of its property;
(j)    the taking of any action by a regulatory authority to obtain control of a Material Party or a substantial part of its assets (which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof);
(k)    the Company shall (or its shareholders shall elect to) discontinue operations or liquidate;

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(l)    a Change of Control shall occur;
(m)    there shall occur any (i) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of the Company and/or any other Material Party if the aggregate amount of Debt of the Company and/or any other Material Party which is accelerated or due and payable, or which (subject to any applicable grace period) may be accelerated or otherwise become due and payable, by reason of such default or defaults is $25,000,000 or more, (ii) default in the performance or observance of any obligation or condition with respect to any such other Debt of, or guaranteed by, a Material Party if the effect of such default or defaults is to accelerate the maturity (subject to any applicable grace period) of any such Debt of $25,000,000 or more in the aggregate or to permit the holder or holders of such indebtedness of $25,000,000 or more in the aggregate, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity, or (iii) a final judgment or judgments which exceed an aggregate of $25,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and is not denying coverage in writing) shall be rendered against a Material Party and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgment(s); or
(n)    default in the performance of any of the agreements or covenants of the Company under the Management Agreements, as may be amended from time to time, after the date upon which any applicable grace or cure periods that are expressly therein provided shall have elapsed or the termination or expiration of such Management Agreements.
If an Event of Default shall occur and be continuing, then, and in every such event (other than an event with respect to the Company described in clause (g), (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Lender may take any or all of the following actions, at the same or different times:
(i)    terminate the Commitment, and thereupon the Commitment shall terminate immediately;
(ii)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and
(iii)    exercise all rights and remedies available to it under the Loan Documents and/or applicable Law;
provided that, in case of any event with respect to the Company described in clause (g), (h) or (i) of this Section, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued

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hereunder, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.
Section 7.02    Application of Payments. After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Obligations shall be applied by the Lender as it elects in its sole discretion.
ARTICLE VIII.
MISCELLANEOUS
Section 8.01    Notices.
(h)    Notices Generally. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail to the applicable party hereto, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as provided in Schedule 8.01. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through Electronic Media (defined below) to the extent permitted under clause (b) shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such Instruction (defined below) is not sent during the normal business hours of the recipient, such Instruction shall be deemed to have been sent at the opening of business on the next Business Day for the recipient
(i)    Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by e-mail, facsimile or other electronic communications (including Internet or intranet websites) pursuant to procedures approved by the Lender (“Electronic Media”). In connection therewith, the Company (i) authorizes the Lender to act on any instruction, notice or communication (“Instruction”) it receives by Electronic Media and which appears to the Lender to originate from a Responsible Officer, (ii) acknowledges that the Lender is not obliged to act on any Instruction it receives by Electronic Media if it has any reason to believe that the Instruction is not authorized or has been incorrectly transmitted, or if it considers that clarification or verification is required or desirable, and (iii) acknowledges and accepts that Electronic Media may not be secure and that third parties may gain access to the information contained therein as a result of the parties utilizing such media. Any Instruction forwarded by Electronic Media shall be irrevocable and shall be confirmed by mailing the original documents on the day of issue and by adding the mention ‘CONFIRMATION’ to avoid any confusion; provided that failure to receive such mailed confirmation shall not invalidate any of the operations carried out pursuant to an Instruction. The use of Electronic Media as a means of communications will remain operational for an undetermined period and may be revoked at any time by notice from the Lender to the Company.

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(j)    Change of Address, etc. The Company or the Lender may change its address, facsimile number, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.
(k)    Reliance by Lender and Indemnification. The Lender shall be entitled to rely and act upon any notices (including telephonic notices and Instructions given by Electronic Media) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Lender and its Related Parties for all losses, costs, expenses and liabilities resulting from (x) the reliance of such Person on each notice or Instruction purportedly given by or on behalf of the Company and any action taken thereon and (y) in respect of any interception, delay, corruption, non-receipt by either party or its agents, or receipt by persons other than the intended addressee, of complete and legible electronic messages or their attachments. All telephonic notices to and telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereby consents to such recording.
Section 8.02    Waivers; Amendments.
(g)    No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Lender hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
(h)    Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing executed by the Company and the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 8.03    Expenses; Indemnity; Etc.
(a)    Costs and Expenses. The Company agrees to pay or reimburse (i) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees, charges and disbursements of counsel and (ii) all reasonable out-of-pocket costs and expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender) in connection with the enforcement or protection of any rights and remedies under this Agreement and the other Loan Documents, including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including

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in connection with any workout, restructuring or negotiations in respect of the Loans and the Loan Documents.
(b)    Indemnification by Company. The Company shall indemnify the Lender (and any sub-agent thereof) and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket fees and expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with or by reason of (i) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation or proceeding): (x) the execution, delivery, enforcement, performance or administration of any Loan Document or any other document delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (y) any Commitment, any Loan or the use or proposed use thereof or of the proceeds thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of such Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not any such claim, litigation, investigation or proceeding is brought by the Company, its equity holders, its affiliates, its creditors or any other Person.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any other document contemplated thereby, the transactions contemplated thereby, any Commitment or any Loan, the use thereof or of the proceeds thereof or such Indemnitee’s activities in connection therewith (whether before or after the Closing Date). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through any information transmission systems in connection with the Loan Documents or the transactions contemplated thereby unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(d)    Payments. All amounts due under this Section shall be payable promptly after demand therefor by the relevant Person entitled thereto.
Section 8.04    Successors and Assigns.

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(a)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment; provided that the consent of the Company shall be required for any assignment (such consent not to be unreasonably withheld or delayed and which consent is hereby given for assignments to any Affiliate of a Lender) unless any Event of Default has occurred and is continuing at the time of such assignment; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within five Business Days after having received notice thereof.
(b)    Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.
Section 8.05    Survival. All covenants, agreements, representations and warranties made by the Company herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Loans hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Obligation hereunder shall remain unpaid or unsatisfied or any Loan shall remain outstanding. The provisions of Sections 2.12, 2.13, 2.14, 8.03, and 8.15 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.
Section 8.06    Counterparts; Integration; Effectiveness; Electronic Execution.
(f)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees and expenses payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof that bears the signature of the Company. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(g)    Electronic Execution of Assignments and Certain Other Documents. The words “execution”, “signed”, “signature”, and words of like import in any amendment or other

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modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 8.07    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Lender or any such Affiliate, to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to the Lender or their respective Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender, the Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Company promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 8.09    Governing Law; Jurisdiction; Etc.
(c)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of Bermuda.
(d)    Jurisdiction. The Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Lender or any Related Party of the Lender, in any way relating to this Agreement or any other Loan Document or the transactions

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relating hereto or thereto, in a forum other than the courts of Bermuda, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or its respective properties in the courts of any jurisdiction.
(e)    Waiver of Venue. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 8.10    Reserved.
Section 8.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 8.12    Confidentiality. The Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over or to which an agreement exists between it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (e) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section (or as may otherwise be reasonably acceptable to the Company), to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder; (f) on a confidential basis to any rating agency in connection with rating the Company or its Subsidiaries or the credit facility hereunder; or (h) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of

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their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided that, in the case of information received from the Company or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 8.13    PATRIOT Act. The Lender is subject to the PATRIOT Act and hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lender to identify the Company in accordance with the PATRIOT Act. The Company shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.
Section 8.14    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable under any Loan Document, together with all fees, charges and other amounts which are treated as interest under such Loan Document under applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable Law, the rate of interest payable pursuant to such Loan Document, together with all charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and charges that would have been payable pursuant to such Loan Document but were not payable as a result of the operation of this Section shall be cumulated and the interest and charges payable to the Lender in respect of other Loan Documents or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by the Lender.
Section 8.15    Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Lender or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
Section 8.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or

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agency relationship between the Company and its Subsidiaries and the Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lender has advised or is advising the Company or any Subsidiary thereof on other matters, (ii) the services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Lender, on the other hand, (iii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Lender has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person; (ii) the Lender has no obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged, for its own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company or any of its Affiliates, and the Lender has no obligation to disclose any of such interests to the Company or any of its Affiliates. To the fullest extent permitted by Law, the Company hereby waives and releases any claims that it may have against the Lender, with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 8.17    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from the Company in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

Signature Pages to Follow

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BLUE CAPITAL REINSURANCE HOLDINGS LTD. By: /s/ Adam Szakmary Name: Adam Szakmary Title: Chief Executive Officer

ENDURANCE INVESTMENTS HOLDINGS LTD. By: /s/ John V. Del Col Name: John V. Del Col Title: Director

[Credit Agreement Signature Page]
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SCHEDULE 3.06
Litigation
None.

Schedule 3.06
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SCHEDULE 8.01
INFORMATION FOR NOTICES
I. Company:
Blue Capital Reinsurance Holdings Ltd.
100 Pitts Bay Road
Pembroke, Bermuda HM 08
Fax No.: (441) 278-0401
Telephone No.: (441) 278-0440

II.  Lender:
Endurance Investments Holdings Ltd.
100 Pitts Bay Road
Pembroke, Bermuda HM 08
Fax No.: (441) 278-0401
Telephone No.: (441) 278-0440

Schedule 8.01-1
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